Exhibit 99.1

Contact:	Lily Outerbridge
Investor Relations
(441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
FINANCIAL RESULTS FOR THE THIRD QUARTER 2010

HAMILTON, BERMUDA, OCTOBER 20, 2010 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $93.7 million and diluted earnings per common share of $2.13 for the quarter ended September 30, 2010.

The results for the quarter include net premiums earned of $183.4 million, net favorable development of $34.6 million and net investment income and net realized gains on investments of $75.4 million.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “Our book value per common share grew by 7.6 % in the quarter to $55.13 as of September 30, 2010.  These results reflect $28.5 million in estimated net losses from the New Zealand earthquake, favorable reserve development, strong investment performance on a total return basis, active capital management and the favorable impact of a change to our estimate of administrative costs of managing claims.”

Mr. Price added, “Despite an overcapitalized reinsurance marketplace, we have developed an acceptable portfolio of treaty reinsurance risks.  Through active management, we have better aligned our capital base with business opportunities.”

Results for the quarter ended September 30, 2010 are summarized as follows:

•	Net income was $93.7 million and diluted earnings per common share were $2.13.

•	Net premiums written were $199.4 million and net premiums earned were $183.4 million.

•	GAAP combined ratio was 68.1%.

•	Net investment income was $31.1 million.

•	Net realized gains on investments were $44.3 million.

Results for the quarter ended September 30, 2010 as compared with the quarter ended September 30, 2009 are summarized as follows:

•	Net income decreased $15.8 million (or 14.4%).

•	Net premiums written decreased $44.2 million (or 18.1%) and net premiums earned decreased $46.1 million (or 20.1%).

•	GAAP combined ratio decreased 4.2 percentage points.

•	Net investment income decreased $13.7 million (or 30.5%).

•	Net realized gains on investments increased $21.8 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended September 30, 2010 were $114.9 million, $80.3 million and $4.2 million, respectively, representing 57.6%, 40.3% and 2.1%, respectively, of total net premiums written. Combined ratios for these segments were 94.2%, 36.9% and 55.6%, respectively. Compared with the quarter ended September 30, 2009, net premiums written decreased $32.6 million (or 22.1%), $8.1 million (or 9.2%) and $3.5 million (or 45.5%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Results for the nine months ended September 30, 2010 are summarized as follows:

•	Net income was $233.2 million and diluted earnings per common share were $5.04.

•	Net premiums written were $598.6 million and net premiums earned were $595.0 million.

•	GAAP combined ratio was 79.3%.

•	Net investment income was $104.0 million.

•	Net realized gains on investments were $99.3 million.

Results for the nine months ended September 30, 2010 as compared with the nine months ended September 30, 2009 are summarized as follows:

•	Net income decreased $59.3 million (or 20.3%).

•	Net premiums written decreased $98.4 million (or 14.1%) and net premiums earned decreased $114.7 million (or 16.2%).

•	GAAP combined ratio increased 2.7 percentage points.

•	Net investment income decreased $19.1 million (or 15.5%).

•	Net realized gains on investments increased $45.4 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the nine months ended September 30, 2010 were $335.8 million, $246.7 million and $16.1 million, respectively, representing 56.1%, 41.2% and 2.7%, respectively, of total net premiums written. Combined ratios for these segments were 93.1%, 59.2% and 118.4%, respectively. Compared with the nine months ended September 30, 2009, net premiums written decreased $66.8 million (or 16.6%), $27.2 million (or 9.9%) and $4.4 million (or 21.5%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Total assets were $4.94 billion as of September 30, 2010, a decrease of $85.3 million (or 1.7%) from $5.02 billion as of December 31, 2009. Fixed maturity investments and cash and cash equivalents were $4.54 billion as of September 30, 2010, an increase of $169.5 million (or 3.9%) from $4.37 billion as of December 31, 2009.

Shareholders’ equity was $2.16 billion as of September 30, 2010, an increase of $87.1 million (or 4.2%) from $2.08 billion as of December 31, 2009.  Book value per common share was $55.13 as of September 30, 2010 based on 39.3 million common shares outstanding, an increase of $9.91 (or 21.9%) from $45.22 as of December 31, 2009 based on 45.9 million common shares outstanding.  During the three months ended September 30, 2010, the Company repurchased 2,228,611 common shares for approximately $91.8 million at a weighted average cost, including commissions, of $41.19 per share.  During the nine months ended September 30, 2010, the Company repurchased an aggregate of 7,986,517 common shares for approximately $304.6 million at a weighted average cost, including commissions, of $38.14 per share.

The Company also reported that the previously announced purchase of 6,000,000 options held by The Travelers Companies, Inc. for $98.5 million closed on October 18, 2010.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Thursday, October 21, 2010 at 8:00 a.m. Eastern time.  The call may be accessed by dialing 888-809-3657 (US callers) or 913-312-0676 (international callers), or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Thursday, October 21, 2010 until midnight Eastern time on Thursday, October 28, 2010.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 2242819. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss) and related underwriting ratios are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income before income tax expense and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, severe catastrophic events over which we have no control, the effectiveness of our loss limitation methods and pricing models, the adequacy of our liability for unpaid losses and loss adjustment expenses, our ability to maintain our A.M. Best Company, Inc. and Standard & Poor’s ratings, our ability to raise capital on acceptable terms if necessary, the cyclicality of the property and casualty reinsurance business, the highly competitive nature of the property and casualty reinsurance industry, our ability to maintain our business relationships with reinsurance brokers, the availability of retrocessional reinsurance on acceptable terms, market volatility and interest rate and currency exchange rate fluctuation, tax, regulatory or legal restrictions or limitations applicable to us or the property and casualty reinsurance business generally, general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged United States or global economic downturn or recession; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

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Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of September 30, 2010 and December 31, 2009
($ in thousands, except per share data)

	September 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Investments	$2,874,351	$3,660,515
Cash, cash equivalents and short-term investments	1,664,833	709,134
Accrued investment income	27,315	29,834
Reinsurance premiums receivable	175,914	269,912
Reinsurance balances (prepaid and recoverable)	24,253	29,710
Funds held by ceding companies	82,428	84,478
Deferred acquisition costs	39,841	40,427
Other assets	47,324	197,568
Total assets	$4,936,259	$5,021,578

Liabilities
Unpaid losses and loss adjustment expenses	$2,194,173	$2,349,336
Unearned premiums	180,432	180,609
Debt obligations	250,000	250,000
Commissions payable	58,460	90,461
Other liabilities	88,321	73,441
Total liabilities	2,771,386	2,943,847

Total shareholders' equity	2,164,873	2,077,731

Total liabilities and shareholders' equity	$4,936,259	$5,021,578

Book value per common share (a)	$55.13	$45.22

(a) Book value per common share is determined by dividing shareholders' equity by actual common shares outstanding.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three and Nine Months Ended September 30, 2010 and 2009
($ and amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009

Revenue
Net premiums earned	$183,404	229,538	595,014	$709,752
Net investment income	31,078	44,747	103,955	123,070
Net realized gains (losses) on investments	44,351	22,553	99,297	53,917
Net impairment losses on investments	(4,048)	(5,075)	(25,560)	(11,739)
Other income (expense)	(171)	(1,222)	(42)	4,222
Total revenue	254,614	290,541	772,664	879,222

Expenses
Net losses and loss adjustment expenses	79,094	99,240	315,137	368,349
Net acquisition expenses	32,517	50,009	113,934	128,503
Net changes in fair value of derivatives	4,154	4,305	6,499	6,828
Operating expenses	20,004	25,210	61,905	68,984
Net foreign currency exchange losses (gains)	235	(616)	(1,061)	(157)
Interest expense	4,763	4,757	14,232	14,268
Total expenses	140,767	182,905	510,646	586,775

Income before income tax expense (benefit)	113,847	107,636	262,018	292,447
Income tax expense (benefit)	20,185	(1,832)	28,796	(73)

Net income	93,662	109,468	233,222	292,520
Preferred dividends	-	-	-	1,301

Net income attributable to common shareholders	$93,662	109,468	233,222	$291,219

Basic
Weighted average common shares outstanding	40,485	49,660	43,029	49,955
Basic earnings per common share	$2.31	2.20	5.42	$5.83

Diluted
Adjusted weighted average common shares outstanding	44,044	52,039	46,263	52,547
Diluted earnings per common share	$2.13	2.10	5.04	$5.57

Comprehensive income
Net income	$93,662	109,468	233,222	$292,520
Other comprehensive income, net of deferred taxes	45,895	106,570	128,600	169,952
Comprehensive income	$139,557	216,038	361,822	$462,472

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Three Months Ended September 30, 2010 and 2009
($ in thousands)

Three Months Ended September 30, 2010
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$114,885	80,362	4,180	$199,427

Net premiums earned	98,342	80,437	4,625	183,404

Net losses and loss adjustment expenses	70,657	8,156	281	79,094
Net acquisition expenses	14,140	16,395	1,982	32,517
Other underwriting expenses	7,905	5,171	307	13,383
Total underwriting expenses	92,702	29,722	2,570	124,994
Segment underwriting income (loss)	$5,640	50,715	2,055	58,410

Net investment income				31,078
Net realized gains (losses) on investments				44,351
Net impairment losses on investments				(4,048)
Net changes in fair value of derivatives				(4,154)
Net foreign currency exchange gains (losses)				(235)
Other income (expense)				(171)
Corporate expenses not allocated to segments				(6,621)
Interest expense				(4,763)
Income before income tax expense (benefit)				$113,847

GAAP underwriting ratios:
Net loss and loss adjustment expense	71.8%	10.1%	6.1%	43.1%
Net acquisition expense	14.4%	20.4%	42.9%	17.7%
Other underwriting expense	8.0%	6.4%	6.6%	7.3%
Combined	94.2%	36.9%	55.6%	68.1%

Three Months Ended September 30, 2009
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$147,448	88,467	7,675	$243,590

Net premiums earned	132,567	90,591	6,380	229,538

Net losses and loss adjustment expenses	46,307	59,243	(6,310)	99,240
Net acquisition expenses	16,821	19,393	13,795	50,009
Other underwriting expenses	9,643	6,751	342	16,736
Total underwriting expenses	72,771	85,387	7,827	165,985
Segment underwriting income (loss)	$59,796	5,204	(1,447)	63,553

Net investment income				44,747
Net realized gains (losses) on investments				22,553
Net impairment losses on investments				(5,075)
Net changes in fair value of derivatives				(4,305)
Net foreign currency exchange gains (losses)				616
Other income (expense)				(1,222)
Corporate expenses not allocated to segments				(8,474)
Interest expense				(4,757)
Income before income tax expense (benefit)				$107,636

GAAP underwriting ratios:
Net loss and loss adjustment expense	34.9%	65.4%	(98.9%)	43.2%
Net acquisition expense	12.7%	21.4%	216.2%	21.8%
Other underwriting expense	7.3%	7.5%	5.4%	7.3%
Combined	54.9%	94.3%	122.7%	72.3%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Nine Months Ended September 30, 2010 and 2009
($ in thousands)

Nine Months Ended September 30, 2010
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$335,775	246,741	16,056	$598,572

Net premiums earned	326,698	253,505	14,811	595,014

Net losses and loss adjustment expenses	232,294	79,744	3,099	315,137
Net acquisition expenses	47,589	52,874	13,471	113,934
Other underwriting expenses	24,324	17,295	958	42,577
Total underwriting expenses	304,207	149,913	17,528	471,648
Segment underwriting income (loss)	$22,491	103,592	(2,717)	123,366

Net investment income				103,955
Net realized gains (losses) on investments				99,297
Net impairment losses on investments				(25,560)
Net changes in fair value of derivatives				(6,499)
Net foreign currency exchange gains (losses)				1,061
Other income (expense)				(42)
Corporate expenses not allocated to segments				(19,328)
Interest expense				(14,232)
Income before income tax expense (benefit)				$262,018

GAAP underwriting ratios:
Net loss and loss adjustment expense	71.1%	31.5%	20.9%	53.0%
Net acquisition expense	14.6%	20.9%	91.0%	19.1%
Other underwriting expense	7.4%	6.8%	6.5%	7.2%
Combined	93.1%	59.2%	118.4%	79.3%

Nine Months Ended September 30, 2009
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$402,588	273,940	20,451	$696,979

Net premiums earned	394,554	299,712	15,486	709,752

Net losses and loss adjustment expenses	186,565	179,426	2,358	368,349
Net acquisition expenses	47,711	66,020	14,772	128,503
Other underwriting expenses	26,925	18,550	1,042	46,517
Total underwriting expenses	261,201	263,996	18,172	543,369
Segment underwriting income (loss)	$133,353	35,716	(2,686)	166,383

Net investment income				123,070
Net realized gains (losses) on investments				53,917
Net impairment losses on investments				(11,739)
Net changes in fair value of derivatives				(6,828)
Net foreign currency exchange gains (losses)				157
Other income (expense)				4,222
Corporate expenses not allocated to segments				(22,467)
Interest expense				(14,268)
Income before income tax expense (benefit)				$292,447

GAAP underwriting ratios:
Net loss and loss adjustment expense	47.3%	59.9%	15.2%	51.9%
Net acquisition expense	12.1%	22.0%	95.4%	18.1%
Other underwriting expense	6.8%	6.2%	6.7%	6.6%
Combined	66.2%	88.1%	117.3%	76.6%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.